UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2012

FUELCELL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14204	06-0853042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut 06813

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers

On March 21, 2012, the Corporation entered into modified employment agreements with Michael Bishop, its Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer, and Anthony Rauseo, its Chief Operating Officer. The sole purpose of these modified employment agreements was to clarify the provisions in Section II B pursuant to which the employee would receive severance benefits upon a Change of Control (as defined).

Item 8.01 Other Events.

FuelCell Energy, Inc. (the “Corporation”) has become aware that the text of its Equity Incentive Plan (the “Plan”) attached as Annex B to its Proxy Statement for its 2012 Annual Meeting of Shareholders, filed as Schedule 14A with the Securities and Exchange Commission, was inadvertently incorrect. The description of the Plan set forth in the Proxy Statement, including Annex A thereto, is accurate. A correct copy of the Plan is attached as Exhibit 10.59 to this Form 8-K, should be considered as Annex B to the Proxy Statement and is subject to shareholder approval as described in the Proxy Statement. The original Plan was previously filed with Schedule 14A of the Corporation on February 12, 2010.

As referenced on page 36 of the 2012 Proxy Statement, any re-pricing of options or stock appreciation rights requires shareholder approval. The Plan does not allow the Corporation to buy out, either in cash or in shares, any previously granted options.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.59	FuelCell Energy, Inc. Amended & Restated 2010 Equity Incentive Plan

10.67	Employment Agreement, dated March 21, 2012 and effective as of January 1, 2012, between FuelCell Energy, Inc. and Anthony Rauseo, Chief Operating Officer

10.68	Employment Agreement, dated March 21, 2012 and effective as of January 1, 2012, between FuelCell Energy, Inc. and Michael Bishop, Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: March 21, 2012	By:	/s/ Michael Bishop
Michael Bishop
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer